Exhibit 99.1
NEWS RELEASE

The Andersons, Inc. Reports Continued Strong Quarterly Results
MAUMEE, OHIO, November 1, 2022 - The Andersons, Inc. (Nasdaq: ANDE) announces financial results for the third quarter ended September 30, 2022.

Third Quarter Highlights:

•Company reported net income from continuing operations attributable to The Andersons of $17.4 million, or $0.50 per diluted share
•EBITDA from continuing operations was $83.0 million for the quarter
•Trade reported pretax income of $40.7 million on continuing strong execution
•Renewables produced pretax income of $15.9 million and pretax income attributable to The Andersons of $8.4 million, a significant improvement year over year

"Great results in our Trade business led the way for this strong quarter. The team executed well and we had positive results from our base business as well as the new growth investments. The Renewables team also performed well in the quarter, despite declining ethanol crush margins and planned maintenance shutdowns. Within Plant Nutrient, ag businesses continued to see high margins, however, we took some write-downs in our lawn products inventory," said President and CEO Pat Bowe. "We also made progress against our growth strategy. We announced the acquisition of Bridge Agri - a pulses and pet food ingredients company headquartered in Lethbridge, Alberta. We also recently announced the acquisition of Mote Farm Service, a farm center located within our core geography. Bolt-on opportunities like these, that are well-aligned with our core grain and fertilizer verticals, remain very attractive growth opportunities for us."

"We celebrated the 75th anniversary of the company in August," continued Bowe. "In recognition of this important milestone, teams of employees have been volunteering for 75 acts of service in 2022 across our broad geographic footprint, honoring our commitment to service in the communities in which we operate."

$ in millions, except per share amounts
	Q3 2022	Q3 2021	Variance	YTD 2022	YTD 2021	Variance
Pretax Income from Continuing Operations	$34.7	$16.3	$18.4	$163.5	$84.1	$79.4
Pretax Income from Continuing Operations Attributable to the Company[1]	27.2	17.9	9.3	133.7	85.0	48.7
Adjusted Pretax Income (Loss) from Continuing Operations Attributable to the Company[1]	27.2	6.3	20.9	134.3	74.1	60.2
Trade[1]	40.7	27.6	13.1	68.7	56.0	12.7
Renewables[1]	8.4	(3.6)	12.0	59.8	22.8	37.0
Plant Nutrient	(11.6)	(5.8)	(5.8)	37.4	26.7	10.7
Other[1]	(10.2)	(11.8)	1.6	(31.6)	(31.4)	(0.2)
Net Income from Continuing Operations Attributable to the Company	17.4	13.9	3.5	104.0	66.9	37.1
Adjusted Net Income from Continuing Operations Attributable to the Company[1]	17.4	5.2	12.2	105.6	58.8	46.8
Diluted Earnings Per Share from Continuing Operations (EPS)	0.50	0.41	0.09	3.02	1.99	1.03
Adjusted Diluted Earnings Per Share from Continuing Operations[1]	0.50	0.15	0.35	3.07	1.75	1.32
EBITDA from Continuing Operations[1]	83.0	67.9	15.1	307.5	233.4	74.1
Adjusted EBITDA from Continuing Operations[1]	$83.0	$56.3	$26.7	$308.2	$222.5	$85.7
[1] Non-GAAP financial measures; see appendix for explanations and reconciliations.

Cash, Liquidity and Long-Term Debt Management

"Our businesses continue to generate strong operating cash flows and we remain disciplined in our approach to capital spending. We also began to execute share repurchases in the third quarter under our $100 million board authorization and continue to be well below our long-term debt to EBITDA target of less than 2.5 times," said Executive Vice President and CFO Brian Valentine.

The company generated $568.4 million and $364.6 million in cash from operating activities for the third quarters of 2022 and 2021, respectively, and $50.7 million and $55.6 million in cash from operations before working capital changes for the same periods, respectively. Working capital remains higher than is typical, due to business growth and high commodity prices that impact the value of inventory and accounts receivable.

Third Quarter Segment Overview

Trade Generates Strong Earnings; Record Q3 Adjusted Earnings

The Trade segment recorded pretax income of $40.7 million for the quarter compared to pretax income and adjusted pretax income of $42.0 million and $27.6 million, respectively, in the third quarter of 2021. The segment benefited from strong elevation margins, particularly in early harvest geographies, and excellent merchandising results across the portfolio. In addition, well-positioned animal feed ingredients and organic food and specialty inventories generated good margins.

The majority of our assets are located in areas expected to experience above-trend yields. Continuing global supply and demand imbalances due to production shortfalls and logistical challenges are expected to keep prices relatively high and allow for continued merchandising opportunities and strong elevation margins.

Trade’s third quarter EBITDA was $60.5 million, compared to third quarter 2021 adjusted EBITDA of $43.9 million.

Renewables Generates Solid Q3 Earnings on Strong Margins; Co-Product Values Remain Strong

The Renewables segment reported pretax income of $15.9 million and pretax income attributable to the company of $8.4 million in the third quarter compared to a pretax loss of $5.2 million and a pretax loss attributable to the company of $3.6 million realized in the same period in 2021.

Nearly all of the improvement from the third quarter of 2021 resulted from better margins in our ethanol plants. This was particularly evident in our eastern plants where corn basis was lower in front of an expected good harvest. High co-product values continue to support our results. Increased corn basis in the western U.S. may negatively impact ethanol margins in that region, while our eastern corn belt production facilities are well-positioned for corn supply. Expected margin declines into the fourth quarter will negatively impact performance as compared to the fourth quarter of 2021 when industry margins were at record highs.

Renewables had record third quarter EBITDA of $34.0 million in 2022, up $14.8 million from 2021 third quarter EBITDA of $19.2 million.

Plant Nutrient Ag Businesses Solid; Challenging Quarter for Manufactured Lawn Products

The Plant Nutrient segment posted a pretax loss of $11.6 million, compared to a loss in the prior year of $5.8 million in this seasonally low third quarter. As expected, margins remain strong in our core wholesale nutrients, farm centers, and specialty liquid products. In the granular and contract manufactured products, sales volume and margin declined on lower demand, production challenges, and inventory write-downs. Good fall weather and strong farm income are expected to support fall application rates in our core ag businesses.

Plant Nutrient’s third quarter EBITDA was $(3.1) million compared to 2021 third quarter EBITDA of $1.8 million.

Income Taxes; Corporate

The company recorded income taxes from continuing operations at an effective rate of 28.3% for the quarter due to the tax treatment of non-controlling interests. We continue to anticipate a full-year effective rate of approximately 18% - 21%.

Conference Call

The company will host a webcast on Wednesday, November 2, 2022, at 11 a.m. Eastern Daylight Time, to discuss its performance and provide its outlook for the remainder of 2022 and preliminary views for 2023. To access the call, please dial 888-317-6003 or 412-317-6061 (elite entry number is 3217229). It is recommended that you call 10 minutes before the conference call begins.

To access the webcast, click on the link: https://app.webinar.net/Evo9LbNLqb7. Complete the six fields as directed and click "Register." A replay of the call can also be accessed under the heading "Investors" on the company’s refreshed website at www.andersonsinc.com.

Forward-Looking Statements

This release contains forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially. Without limitation, these risks include economic, weather and regulatory conditions, competition, the ongoing economic impacts from the war in Ukraine, and the risk factors set forth from time to time in the company’s filings with the Securities and Exchange Commission. Although the company believes that the assumptions upon which the financial information and its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct.

Non-GAAP Measures

This release contains non-GAAP financial measures. The company believes that pretax income (loss) from continuing operations attributable to the company; adjusted pretax income (loss) from continuing operations attributable to the company; adjusted pretax income (loss) from continuing operations; adjusted net income from continuing operations attributable to the company; adjusted diluted earnings per share from continuing operations; earnings before interest, taxes, depreciation, and amortization (or EBITDA); EBITDA from continuing operations; adjusted EBITDA; adjusted EBITDA from continuing operations; and cash from operations before working capital changes provide additional information to investors and others about its operations, allowing an evaluation of underlying operating performance and liquidity and better period-to-period comparability. The above measures are not and should not be considered as alternatives to net income from continuing operations, pretax income from continuing operations or income (loss) before income taxes from continuing operations, diluted earnings (loss) per share attributable to The Andersons, Inc. common shareholders from continuing operations and cash provided by (used in) operating activities as determined by generally accepted accounting principles. Reconciliations of the GAAP to non-GAAP measures may be found within this press release and the financial tables provided herein.

Company Description

The Andersons, Inc., celebrating 75 years of service and named to Forbes® lists of America's Best Employers for 2022 and Best Employers for Diversity 2022 as well as America's Most Trusted Companies 2022 by Newsweek®, is a diversified company rooted in agriculture that conducts business in the commodity merchandising, renewables, and plant nutrient sectors. Guided by its Statement of Principles, The Andersons is committed to providing extraordinary service to its customers, helping its employees improve, supporting its communities, and increasing the value of the company. For more information, please visit www.andersonsinc.com.

Investor Relations Contact
Mike Hoelter
Vice President, Corporate Controller and Investor Relations
Phone: 419-897-6715
E-mail: investorrelations@andersonsinc.com

The Andersons, Inc.
Condensed Consolidated Statements of Operations
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except per share data)	2022	2021	2022	2021
Sales and merchandising revenues	$4,219,325	$2,998,824	$12,647,896	$8,829,348
Cost of sales and merchandising revenues	4,055,560	2,876,989	12,133,755	8,430,665
Gross profit	163,765	121,835	514,141	398,683
Operating, administrative and general expenses	115,539	110,275	330,085	312,833
Interest expense, net	14,982	8,799	42,762	28,848
Other income, net:
Equity in earnings (losses) of affiliates, net	681	(250)	(5,597)	2,389
Other income, net	794	13,806	27,782	24,743
Income before income taxes from continuing operations	34,719	16,317	163,479	84,134
Income tax provision from continuing operations	9,839	4,027	29,695	18,065
Net income from continuing operations	24,880	12,290	133,784	66,069
Income from discontinued operations, net of income taxes	19,392	1,846	18,099	7,453
Net income	44,272	14,136	151,883	73,522
Net income (loss) attributable to noncontrolling interests	7,524	(1,602)	29,827	(822)
Net income attributable to The Andersons, Inc.	$36,748	$15,738	$122,056	$74,344

Earnings per share attributable to The Andersons, Inc. common shareholders:
Basic earnings:
Continuing operations	$0.51	$0.42	$3.08	$2.01
Discontinued operations	0.57	0.06	0.54	0.22
	$1.08	$0.48	$3.62	$2.23
Diluted earnings:
Continuing operations	$0.50	$0.41	$3.02	$1.99
Discontinued operations	0.56	0.05	0.53	0.22
	$1.06	$0.46	$3.55	$2.21

The Andersons, Inc.
Condensed Consolidated Balance Sheets
(unaudited)

(in thousands)	September 30, 2022	December 31, 2021	September 30, 2021
Assets
Current assets:
Cash and cash equivalents	$140,771	$216,444	$216,874
Accounts receivable, net	990,531	835,180	735,349
Inventories	1,556,426	1,814,538	1,017,804
Commodity derivative assets – current	502,097	410,813	409,647
Current assets held-for-sale	—	20,885	26,561
Other current assets	75,402	74,468	92,159
Total current assets	3,265,227	3,372,328	2,498,394
Other assets:
Goodwill	129,342	129,342	129,342
Other intangible assets, net	99,317	117,137	118,690
Right of use assets, net	59,146	52,146	50,270
Other assets held-for-sale	—	43,169	38,863
Other assets, net	99,650	69,068	74,923
Total other assets	387,455	410,862	412,088
Property, plant and equipment, net	765,939	786,029	797,660
Total assets	$4,418,621	$4,569,219	$3,708,142

Liabilities and equity
Current liabilities:
Short-term debt	$652,947	$501,792	$281,199
Trade and other payables	930,027	1,199,324	825,923
Customer prepayments and deferred revenue	258,828	358,119	147,225
Commodity derivative liabilities – current	137,168	128,911	78,702
Current maturities of long-term debt	112,029	32,256	106,255
Accrued taxes	23,439	37,668	97,215
Current liabilities held-for-sale	—	13,379	13,427
Accrued expenses and other current liabilities	206,069	192,480	173,215
Total current liabilities	2,320,507	2,463,929	1,723,161
Long-term lease liabilities	34,779	31,322	31,332
Long-term debt, less current maturities	497,988	600,487	542,821
Deferred income taxes	59,079	71,127	79,636
Other long-term liabilities held-for-sale	—	16,119	13,592
Other long-term liabilities	79,727	78,531	81,587
Total liabilities	2,992,080	3,261,515	2,472,129
Total equity	1,426,541	1,307,704	1,236,013
Total liabilities and equity	$4,418,621	$4,569,219	$3,708,142

The Andersons, Inc.
Consolidated Statements of Cash Flows
(unaudited)

	Nine months ended September 30,
(in thousands)	2022	2021
Operating Activities
Net income from continuing operations	$133,784	$66,069
Income from discontinued operations, net of income taxes	18,099	7,453
Net income	151,883	73,522
Adjustments to reconcile net income to cash provided by (used in) operating activities:
Depreciation and amortization	101,266	142,137
Bad debt expense, net	5,028	(2,182)
Equity in (earnings) losses of affiliates, net of dividends	5,597	(2,389)
Gain on sale of business from continuing operations	—	(14,619)
(Gain) loss on sale of business from discontinued operations	(27,091)	1,491
Gain on sales of assets, net	(8,854)	(6,505)
Stock-based compensation expense	7,697	6,727
Deferred federal income tax	(20,819)	(93,725)
Other	10,055	10,404
Changes in operating assets and liabilities:
Accounts receivable	(140,866)	(89,902)
Inventories	236,854	266,865
Commodity derivatives	(104,901)	(158,741)
Other current and non-current assets	2,000	(3,357)
Payables and other current and non-current liabilities	(371,219)	(10,659)
Net cash (used in) provided by operating activities	(153,370)	119,067
Investing Activities
Purchases of property, plant and equipment and capitalized software	(72,247)	(52,730)
Proceeds from sale of assets	4,810	3,999
Purchases of investments	(2,105)	(5,993)
Proceeds from sale of business from continuing operations	5,171	18,130
Proceeds from sale of business from discontinued operations	56,302	543,102
Purchases of Rail assets	(27,464)	(6,039)
Proceeds from sale of Rail assets	36,706	18,705
Other	1,746	349
Net cash provided by investing activities	2,919	519,523
Financing Activities
Net receipts (payments) under short-term lines of credit	361,318	(324,279)
Proceeds from issuance of short-term debt	350,000	608,250
Payments of short-term debt	(550,000)	(408,250)
Proceeds from issuance of long-term debt	—	186,800
Payments of long-term debt	(22,585)	(485,527)
Contributions from noncontrolling interest owner	2,450	4,655
Distributions to noncontrolling interest owner	(34,930)	(25)
Payments of debt issuance costs	(7,802)	(2,059)
Dividends paid	(18,262)	(17,503)
Proceeds from exercises of stock options	5,024	—
Common stock repurchased	(6,769)	—
Other	(2,955)	(12,709)
Net cash provided by (used in) financing activities	75,489	(450,647)
Effect of exchange rates on cash and cash equivalents	(711)	(192)
Increase (decrease) in cash and cash equivalents	(75,673)	187,751
Cash and cash equivalents at beginning of period	216,444	29,123
Cash and cash equivalents at end of period	$140,771	$216,874

The Andersons, Inc.
Adjusted Net Income Attributable to The Andersons, Inc.
A non-GAAP financial measure
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except per share data)	2022	2021	2022	2021
Net income from continuing operations	$24,880	$12,290	$133,784	$66,069
Net income (loss) attributable to noncontrolling interests	7,524	(1,602)	29,827	(822)
Net income from continuing operations attributable to The Andersons, Inc.	17,356	13,892	103,957	66,891
Adjustments:
Gain on sale of frac sand assets	—	—	(3,762)	—
Impairment on equity method and cost method investments	—	2,784	4,455	2,784
Gain on sale of a business	—	(14,619)	—	(14,619)
Transaction related stock compensation	—	243	—	1,000
Income tax impact of adjustments[1]	—	2,898	940	2,709
Total adjusting items, net of tax	—	(8,694)	1,633	(8,126)
Adjusted net income from continuing operations attributable to The Andersons, Inc.	$17,356	$5,198	$105,590	$58,765

Diluted earnings per share from continuing operations attributable to The Andersons, Inc. common shareholders	$0.50	$0.41	$3.02	$1.99

Impact on diluted earnings (loss) per share from continuing operations	$—	$(0.26)	$0.05	$(0.24)
Adjusted diluted earnings per share from continuing operations	$0.50	$0.15	$3.07	$1.75
1 The income tax impact of adjustments is taken at the statutory tax rate of 25% with the exception of the impairment on the equity method investment of $4.5 million for the nine months ended September 30, 2022, which had no income tax impact.

Adjusted net income (loss) from continuing operations attributable to The Andersons, Inc. reflects reported net income (loss) from continuing operations available to The Andersons, Inc. common shareholders after the removal of specified items described above. Adjusted diluted earnings (loss) from continuing operations per share reflects the fully diluted EPS of The Andersons, Inc. after removal of the effect on EPS as reported of specified items described above. Management believes that Adjusted net income (loss) from continuing operations attributable to The Andersons, Inc. and Adjusted diluted earnings (loss) from continuing operations per share are useful measures of The Andersons, Inc. performance as they provide investors additional information about the operations of the company allowing better evaluation of underlying business performance and better comparability to previous periods. These non-GAAP financial measures are not intended to replace or be alternatives to Net income from continuing operations attributable to The Andersons, Inc. and Diluted earnings per share from continuing operations attributable to The Andersons, Inc. common shareholders as reported, the most directly comparable GAAP financial measures, or any other measures of operating results under GAAP. Earnings amounts described above have been divided by the company’s average number of diluted shares outstanding for each respective period in order to arrive at an adjusted diluted earnings (loss) from continuing operations per share amount for each specified item.

The Andersons, Inc.
Segment Data
(unaudited)

(in thousands)	Trade	Renewables	Plant Nutrient	Other	Total
Three months ended September 30, 2022
Sales and merchandising revenues	$3,240,526	$814,923	$163,876	$—	$4,219,325
Gross profit	124,368	24,677	14,720	—	163,765
Operating, administrative and general expenses	73,347	7,053	25,427	9,712	115,539
Other income (loss), net	(262)	832	1,018	(794)	794
Income (loss) before income taxes from continuing operations	40,658	15,901	(11,609)	(10,231)	34,719
Income (loss) attributable to noncontrolling interests	—	7,524	—	—	7,524
Income (loss) before income taxes from continuing operations attributable to The Andersons, Inc. (a)	$40,658	$8,377	$(11,609)	$(10,231)	$27,195

Three months ended September 30, 2021
Sales and merchandising revenues	$2,242,131	$614,637	$142,056	$—	$2,998,824
Gross profit	98,196	5,751	17,888	—	121,835
Operating, administrative and general expenses	67,590	10,014	22,883	9,788	110,275
Other income (loss), net	16,886	683	309	(4,072)	13,806
Income (loss) before income taxes from continuing operations	41,999	(5,238)	(5,832)	(14,612)	16,317
Income (loss) attributable to noncontrolling interests	—	(1,602)	—	—	(1,602)
Income (loss) before income taxes from continuing operations attributable to The Andersons, Inc. (a)	$41,999	$(3,636)	$(5,832)	$(14,612)	$17,919
Adjustments to income (loss) before income taxes from continuing operations (b)	(14,376)	—	—	2,784	(11,592)
Adjusted income (loss) before income taxes from continuing operations attributable to The Andersons, Inc. (a)	$27,623	$(3,636)	$(5,832)	$(11,828)	$6,327
(a) Income (loss) from continuing operations before income taxes attributable to The Andersons, Inc. for each operating segment is defined as net sales and merchandising revenues plus identifiable other income less all identifiable operating expenses, including interest expense for carrying working capital and long-term assets and is reported net of the noncontrolling interest share of income.
(b) Additional information on the individual adjustments that are included in the adjustments to income (loss) from continuing operations before income taxes can be found in the Reconciliation to EBITDA and Adjusted EBITDA table.

The Andersons, Inc.
Segment Data (continued)
(unaudited)

(in thousands)	Trade	Renewables	Plant Nutrient	Other	Total
Nine months ended September 30, 2022
Sales and merchandising revenues	$9,422,974	$2,380,721	$844,201	$—	$12,647,896
Gross profit	293,981	99,756	120,404	—	514,141
Operating, administrative and general expenses	195,867	23,533	80,343	30,342	330,085
Other income (loss), net	7,745	19,750	2,688	(2,401)	27,782
Income (loss) before income taxes from continuing operations	67,993	89,639	37,445	(31,598)	163,479
Income (loss) attributable to noncontrolling interests	—	29,827	—	—	29,827
Income (loss) before income taxes from continuing operations attributable to The Andersons, Inc. (a)	$67,993	$59,812	$37,445	$(31,598)	$133,652
Adjustments to income (loss) before income taxes from continuing operations (b)	693	—	—	—	693
Adjusted income (loss) before income taxes from continuing operations attributable to The Andersons, Inc. (a)	$68,686	$59,812	$37,445	$(31,598)	$134,345

Nine months ended September 30, 2021
Sales and merchandising revenues	$6,522,508	$1,674,123	$632,717	$—	$8,829,348
Gross profit	248,584	48,950	101,149	—	398,683
Operating, administrative and general expenses	186,035	23,247	72,850	30,701	312,833
Other income (loss), net	24,439	2,048	1,745	(3,489)	24,743
Income (loss) before income taxes from continuing operations	69,631	21,999	26,686	(34,182)	84,134
Income (loss) attributable to noncontrolling interests	—	(822)	—	—	(822)
Income (loss) before income taxes from continuing operations attributable to The Andersons, Inc. (a)	$69,631	$22,821	$26,686	$(34,182)	$84,956
Adjustments to income (loss) before income taxes from continuing operations (b)	(13,619)	—	—	2,784	(10,835)
Adjusted income (loss) before income taxes from continuing operations attributable to The Andersons, Inc. (a)	$56,012	$22,821	$26,686	$(31,398)	$74,121
(a) Income (loss) from continuing operations before income taxes attributable to The Andersons, Inc. for each operating segment is defined as net sales and merchandising revenues plus identifiable other income less all identifiable operating expenses, including interest expense for carrying working capital and long-term assets and is reported net of the noncontrolling interest share of income.
(b) Additional information on the individual adjustments that are included in the adjustments to income (loss) from continuing operations before income taxes can be found in the Reconciliation to EBITDA and Adjusted EBITDA table.

The Andersons, Inc.
Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA)
A non-GAAP financial measure
(unaudited)

	Continuing Operations					Discontinued Operations	Total Company
(in thousands)	Trade	Renewables	Plant Nutrient	Other	Total	Rail
Three months ended September 30, 2022
Net income (loss)	$40,658	$15,901	$(11,609)	$(20,070)	$24,880	$19,392	$44,272
Interest expense (income)	10,782	2,555	1,920	(275)	14,982	—	14,982
Tax provision	—	—	—	9,839	9,839	5,826	15,665
Depreciation and amortization	9,011	15,501	6,626	2,184	33,322	—	33,322
EBITDA	$60,451	$33,957	$(3,063)	$(8,322)	$83,023	$25,218	$108,241

Three months ended September 30, 2021
Net income (loss)	$41,999	$(5,238)	$(5,832)	$(18,639)	$12,290	$1,846	$14,136
Interest expense (income)	5,243	1,658	1,146	752	8,799	2,139	10,938
Tax provision (benefit)	—	—	—	4,027	4,027	(2,777)	1,250
Depreciation and amortization	11,037	22,811	6,508	2,455	42,811	4,172	46,983
EBITDA	58,279	19,231	1,822	(11,405)	67,927	5,380	73,307
Adjusting items impacting EBITDA:
Gain on sale of a business	(14,619)	—	—	—	(14,619)	—	(14,619)
Transaction related stock compensation	243	—	—	—	243	—	243
Impairment on equity method and cost method investments	—	—	—	2,784	2,784	—	2,784
Total adjusting items	(14,376)	—	—	2,784	(11,592)	—	(11,592)
Adjusted EBITDA	$43,903	$19,231	$1,822	$(8,621)	$56,335	$5,380	$61,715

The Andersons, Inc.
Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA)
A non-GAAP financial measure
(unaudited)

	Continuing Operations					Discontinued Operations	Total Company
(in thousands)	Trade	Renewables	Plant Nutrient	Other	Total	Rail
Nine months ended September 30, 2022
Net income (loss)	$67,993	$89,639	$37,445	$(61,293)	$133,784	$18,099	$151,883
Interest expense (income)	32,269	6,334	5,304	(1,145)	42,762	—	42,762
Tax provision	—	—	—	29,695	29,695	9,169	38,864
Depreciation and amortization	26,899	48,015	19,800	6,552	101,266	—	101,266
EBITDA	127,161	143,988	62,549	(26,191)	307,507	27,268	334,775
Adjusting items impacting EBITDA:
Gain on sale of frac sand assets	(3,762)	—	—	—	(3,762)	—	(3,762)
Impairment on equity method and cost method investments	4,455	—	—	—	4,455	—	4,455
Total adjusting items	693	—	—	—	693	—	693
Adjusted EBITDA	$127,854	$143,988	$62,549	$(26,191)	$308,200	$27,268	$335,468

Nine months ended September 30, 2021
Net income (loss)	$69,631	$21,999	$26,686	$(52,247)	$66,069	$7,453	$73,522
Interest expense (income)	19,746	5,752	3,358	(8)	28,848	8,714	37,562
Tax provision (benefit)	—	—	—	18,065	18,065	(428)	17,637
Depreciation and amortization	33,317	60,608	19,345	7,107	120,377	21,760	142,137
EBITDA	122,694	88,359	49,389	(27,083)	233,359	37,499	270,858
Adjusting items impacting EBITDA:
Gain on sale of a business	(14,619)	—	—	—	(14,619)	—	(14,619)
Transaction related stock compensation	1,000	—	—	—	1,000	—	1,000
Impairment on equity method and cost method investments	—	—	—	2,784	2,784	—	2,784
Total adjusting items	(13,619)	—	—	2,784	(10,835)	—	(10,835)
Adjusted EBITDA	$109,075	$88,359	$49,389	$(24,299)	$222,524	$37,499	$260,023

The Andersons, Inc.
Trailing Twelve Months of EBITDA and Adjusted EBITDA from Continuing Operations
A non-GAAP financial measure
(unaudited)

	Three Months Ended,				Twelve months ended September 30, 2022
(in thousands)	December 31, 2021	March 31, 2022	June 30, 2022	September 30, 2022
Net income from continuing operations	$65,473	$6,504	$102,400	$24,880	$199,257
Interest expense	8,444	10,859	16,921	14,982	51,206
Tax provision	11,163	4,103	15,753	9,839	40,858
Depreciation and amortization	36,797	34,377	33,567	33,322	138,063
EBITDA from continuing operations	121,877	55,843	168,641	83,023	429,384
Adjusting items impacting EBITDA from continuing operations:
Transaction related stock compensation	274	—	—	—	274
Asset impairment including equity method investments	8,321	—	4,455	—	12,776
Gain on sale of frac sand assets	—	—	(3,762)	—	(3,762)
Total adjusting items	8,595	—	693	—	9,288
Adjusted EBITDA from continuing operations	$130,472	$55,843	$169,334	$83,023	$438,672

	Three Months Ended,				Twelve months ended September 30, 2021
	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021
Net income from continuing operations	$15,917	$9,755	$44,024	$12,290	$81,986
Interest expense	7,833	9,989	10,060	8,799	36,681
Tax provision (benefit)	7,718	4,361	9,677	4,027	25,783
Depreciation and amortization	38,568	38,617	38,949	42,811	158,945
EBITDA from continuing operations	70,036	62,722	102,710	67,927	303,395
Adjusting items impacting EBITDA from continuing operations:
Transaction related stock compensation	946	483	274	243	1,946
Gain on sale of a business	—	—	—	(14,619)	(14,619)
Loss from cost method investment	—	—	—	2,784	2,784
Severance costs	528	—	—	—	528
Total adjusting items	1,474	483	274	(11,592)	(9,361)
Adjusted EBITDA from continuing operations	$71,510	$63,205	$102,984	$56,335	$294,034

The Andersons, Inc.
Cash from Operations Before Working Capital Changes
A non-GAAP financial measure
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2022	2021	2022	2021
Cash provided by (used in) operating activities	$568,429	$364,561	$(153,370)	$119,067
Changes in operating assets and liabilities
Accounts receivable	148,330	(31,564)	(140,866)	(89,902)
Inventories	50,169	(123,641)	236,854	266,865
Commodity derivatives	84,189	91,950	(104,901)	(158,741)
Other current and non-current assets	(3,106)	(38,925)	2,000	(3,357)
Payables and other current and non-current liabilities	238,184	506,224	(371,219)	(10,659)
Total changes in operating assets and liabilities	517,766	404,044	(378,132)	4,206
Adjusting items impacting cash from operations before working capital changes:
Changes in CARES Act tax refund receivable[1]	—	—	—	27,697
Changes in deferred income taxes as a result of the Rail leasing sale[2]	—	95,097	—	95,097
Cash from operations before working capital changes	$50,663	$55,614	$224,762	$237,655
1 In 2020, the Company recorded a tax receivable of $37.6 million related to the CARES Act within working capital, with a corresponding impact to deferred taxes and net income. The purpose for presenting this significant unusual item as an adjustment to cash from operations before working capital changes was to show the tax refund in the year that the cash was received. As the working capital accounts are excluded in the cash from operations before working capital changes calculation, the impact of the CARES Act to deferred taxes and net income would have made it appear that cash of $37.6 million was received in 2020 when it was still to be collected. In view of that, we removed the $37.6 million CARES Act tax refund receivable from our 2020 non-GAAP total and included $27.7 million of cash tax refunds in 2021, the year the cash was received. The remaining $9.9 million of the CARES Act tax receivable remains outstanding as of September 30, 2022.
2 As a result of the Rail Leasing sale in the third quarter of the prior year, the Company reclassified a large portion of its deferred tax balance related to the accelerated depreciation of railcar assets to a tax payable. As the tax payable account resides within the "Payables and other current and non-current liabilities" it is removed in the Cash from operations before working capital calculation. Therefore, the change in the deferred balance related to the Rail Leasing sale must also be removed from the calculation to normalize the metric.

Cash from operations before working capital changes is defined as cash provided by (used in) operating activities before the impact of changes in working capital within the statement of cash flows. The Company calculates cash from operations by eliminating the effect of changes in accounts receivable, inventories, commodity derivatives, other assets, and payables and accrued expenses from the cash provided by (used in) operating activities. Management believes that cash from operations before working capital changes is a useful measure of the company’s performance as it provides investors additional information about the company’s operations allowing better evaluation of underlying business performance and improved comparability to prior periods. Cash from operations before working capital changes is a non-GAAP financial measure and is not intended to replace or be an alternative to cash provided by (used in) operating activities, the most directly comparable GAAP financial measure.